UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2007
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 20, 2007, Novell, Inc. (“Novell”) received a letter from the NASDAQ Listing and Hearing Review Council (the “Listing Council”) advising that the Listing Council has called for review the January 9, 2007 decision of the NASDAQ Listing Qualifications Panel (the “Panel”) and that the Listing Council has determined to stay the Panel's decision and any future Panel determinations to suspend Novell's securities from trading pending further action by the Listing Council.

The Listing Council has given Novell until May 4, 2007 to make any submissions that Novell would like to be incorporated into the written record to be considered by the Listing Council. Novell does not anticipate that the Listing Council will take any action to suspend Novell's securities from trading until the Company has made that submission and the Listing Council has considered the entire record. However, there can be no assurance that the Listing Council will grant Novell's request for continued listing.

As previously announced, Novell received NASDAQ notices of non-compliance on September 14, 2006 in relation to the delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006 (the “Third Quarter Form 10-Q”) and on January 22, 2007 in relation to the delay in filing its Annual Report on Form 10-K for the fiscal year ended October 31, 2006 (the “Form 10-K”).

Novell has delayed the filing of its Third Quarter Form 10-Q and Form 10-K pending the completion of the review by its Audit Committee of the Company's historical stock-based compensation practices and related accounting. In response to the first notice of non-compliance, Novell requested a hearing before the Panel. On January 9, 2007, the Panel granted Novell's request for continued listing subject to the requirements that, on or about March 1, 2007, Novell provide the Panel with certain information relating to the Audit Committee's review, which Novell will comply with. The Panel also required that Novell file the Third Quarter Form 10-Q and any necessary restatements on or before March 13, 2007, which is an aspect of the decision that was stayed by the Listing Council.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose Novell's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novell cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of Novell's historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the Audit Committee and the independent outside legal counsel engaged by the Audit Committee to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of Novell's Form 10-Q for the fiscal quarter ended July 31, 2006, Form 10-K for the fiscal year ended October 31, 2006, Form 10-Q for the fiscal quarter ended January 31, 2007; (5) the possibility of Novell's failure to regain compliance within any extension periods the Panel or the Listing Council grants for an extension for Novell to regain compliance with Nasdaq listing qualifications, in which case Novell's common stock would be delisted from the Nasdaq National Market; (6) any adverse results of lawsuits or governmental inquiries; and (9) additional risks and uncertainties and important factors described in Novell's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by Novell's Audit Committee of Novell's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third fiscal quarter 2006, the 2006 fiscal year, the first fiscal quarter 2007, or a restatement of financial results provided by the company for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: March 2, 2007	By /s/ Dana C. Russell (Signature) Senior Vice President, Chief Financial Officer (Title)